EXHIBIT 99

Name and Address of Reporting Person:

Garry K. McGuire

211 Mt. Airy Road

Basking Ridge, New Jersey 07920

Issuer Name and Ticker Symbol:

Avaya Inc. [AV]

Date of Earliest Transaction Required to be Reported:

05/01/2006

On May 1, 2006, pursuant to a Rule 10b5-1 plan previously entered into by the reporting person, 34,000 stock options held by the reporting person were exercised and the underlying shares were sold throughout the day at prices ranging from $11.77 to $12.11 per share for an average selling price of $11.9845 per share.  Set forth below is a list of sales that were executed along with the corresponding selling prices:

Qty   Price

400   11.78

600   11.88

600   11.98

1800  12.08

200   11.79

1200   11.89

200   11.99

600   12.09

1300   11.90

1500   12.00

800   12.10

1700   11.91

4500   12.01

200   12.11

2000   11.92

2700   12.02

2000   11.93

1600   12.03

1300   11.94

1500   12.04

800   11.95

1800   12.05

200   11.86

1100   11.96

700   12.06

500   11.77

200   11.87

300   11.97

1700   12.07